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                                                                       EXHIBIT 2

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                        U.S. TIMBERLANDS COMPANY, L.P.

        The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

    1. The name of the limited partnership is U.S. Timberlands Company, L.P. (the "Partnership").

    2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

          Name and Address
          Of Registered Agent                   Address of Registered Office
          -------------------                   ----------------------------

          The Corporation Trust Company         Corporation Trust Center
          Corporation Trust Center              1209 Orange Street
          1209 Orange Street                    Wilmington, DE 19801
          Wilmington, DE 19801

    3.  The name and business address of the General Partner is as follows:

          General Partner                       Address
          ---------------                       -------
            New Services, L.L.C.                625 Madison Avenue
                                                Suite 10-B
                                                New York, New York 10022

        WHEREFORE, the undersigned has executed this Certificate as of the 26th day of June, 1997.

                                             GENERAL PARTNER:

                                             NEW SERVICES, L.L.C.

                                             By:  /s/ John M. Rudey
                                                  ------------------------------
                                                  Name:  John M. Rudey
                                                  Title: Authorized Person